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                                File No. 70-8925

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 13
                                   TO FORM U-1
                             APPLICATION-DECLARATION
              UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                              COLUMBIA ENERGY GROUP
                    COLUMBIA ENERGY GROUP SERVICE CORPORATION
                      COLUMBIA ENERGY SERVICES CORPORATION
                       COLUMBIA ENERGY RETAIL CORPORATION
                      COLUMBIA DEEP WATER SERVICES COMPANY
                          COLUMBIA PIPELINE CORPORATION
                 13880 Dulles Corner Lane Herndon, VA 20171-4600

                        COLUMBIA NATURAL RESOURCES, INC.
                          HAWG HAULING & DISPOSAL, INC.
                  900 Pennsylvania Avenue Charleston, WV 25302


                      COLUMBIA GAS TRANSMISSION CORPORATION
                 12801 Fair Lakes Parkway Fairfax, VA 22030-0146

                       COLUMBIA GULF TRANSMISSION COMPANY
                    2603 Augusta, Suite 125 Houston, TX 77057

                          COLUMBIA PROPANE CORPORATION
              9200 Arboretum Parkway, Suite 140 Richmond, VA 23236

                         COLUMBIA GAS OF KENTUCKY, INC.
                           COLUMBIA GAS OF OHIO, INC.
                         COLUMBIA GAS OF MARYLAND, INC.
                       COLUMBIA GAS OF PENNSYLVANIA, INC.
                         COLUMBIA GAS OF VIRGINIA, INC.
                    200 Civic Center Drive Columbus, OH 43215

              (Names of company or companies filing this statement
                  and addresses of principal executive offices)


                              COLUMBIA ENERGY GROUP
                     (Name of top registered holding company
                     parent of each applicant or declarant)
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                           J. W. Trost, Vice President
                    COLUMBIA ENERGY GROUP SERVICE CORPORATION
                 13880 Dulles Corner Lane Herndon, VA 20171-4600
                     (Name and address of agent for service)

          Names and Addresses of Subsidiary Company Agents for Service:
                       M. A. CHANDLER, Vice President and
                             Chief Financial Officer
                        Columbia Natural Resources, Inc.
                          Hawg Hauling & Disposal, Inc.
                  900 Pennsylvania Avenue Charleston, WV 25302

                            D. R. MCCLURE, Treasurer
                           and Chief Financial Officer
                      Columbia Energy Services Corporation
                       Columbia Energy Retail Corporation
                 13880 Dulles Corner Lane Herndon, VA 20171-4600

                            P. R. ALDRIDGE, President
                      Columbia Deep Water Services Company
                          Columbia Pipeline Corporation
                 13880 Dulles Corner Lane Herndon, VA 20171-4600

                             S. M. NORDIN, Treasurer
                          Columbia Propane Corporation
               9200 Arboretum Parkway, Ste 140 Richmond, VA 23236

                     G. A. BARNARD, Treasurer and Controller
                      Columbia Gas Transmission Corporation
                       Columbia Gulf Transmission Company
                1700 MacCorkle Avenue, S.E. Charleston, WV 25314

                        J. SONDERMAN, Corporate Secretary
                         Columbia Gas of Kentucky, Inc.
                           Columbia Gas of Ohio, Inc.
                         Columbia Gas of Maryland, Inc.
                       Columbia Gas of Pennsylvania, Inc.
                         Columbia Gas of Virginia, Inc.
                    200 Civic Center Drive Columbus, OH 43215

                (Names and Addresses of Other Agents for Service)
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         Columbia Energy Group ("Columbia"), a registered holding company under the Public Utility Holding Company Act of 1935 (the "Act"), and its subsidiary companies hereby submit for filing this Post-Effective Amendment No. 13 in File No. 70-8925, amending Post-Effective Amendment No. 12 to add Columbia Pipeline Corporation and Hawg Hauling & Disposal, Inc. as applicants and to add the following paragraph after paragraph 9 in Item 1.

         "The conditions of Rule 54 under the Act are satisfied: At present, Columbia has no "aggregate investment" within the meaning of Rule 53(a)(1)(i) in exempt wholesale generators or foreign utility companies. None of the disabling conditions under Rule 53(b) exist with respect to Columbia and so Rule 53(c) is inapplicable."

                                    SIGNATURE

                  Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned thereunto duly authorized. The signatures of the applicants and of the persons signing on their behalf are restricted to the information contained in this application which is pertinent to the application of the respective companies.

                                    COLUMBIA ENERGY GROUP

DATE: September 8, 1999             by: /s/ M. W. O'Donnell

                                    ----------------------------------------
                                    M. W. O'Donnell, Senior Vice President &
                                    Chief Financial Officer

                                    COLUMBIA DEEP WATER SERVICES COMPANY
                                    COLUMBIA PIPELINE CORPORATION

DATE: September 8, 1999             by: /s/ P.R. Aldridge
                                    ----------------------------------------
                                    P.R. Aldridge, President

                                    COLUMBIA GULF TRANSMISSION COMPANY
                                    COLUMBIA GAS TRANSMISSION CORPORATION

DATE: September 8, 1999             by: /s/ M. E. Bockelmann
                                    ----------------------------------------
                                    M. E. Bockelmann, Vice President

                                    COLUMBIA GAS OF KENTUCKY, INC.
                                    COLUMBIA GAS OF OHIO, INC.
                                    COLUMBIA GAS OF MARYLAND, INC.
                                    COLUMBIA GAS OF PENNSYLVANIA, INC.
                                    COLUMBIA GAS OF VIRGINIA, INC.
                                    COLUMBIA PROPANE CORPORATION
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                                    COLUMBIA ENERGY GROUP SERVICE CORPORATION
                                    COLUMBIA ENERGY SERVICES CORPORATION
                                    COLUMBIA ENERGY RETAIL CORPORATION
                                    COLUMBIA NATURAL RESOURCES, INC.
                                    HAWG HAULING & DISPOSAL, INC.


DATE: September 8, 1999             by: /s/ R. L. Dennis
                                    ----------------------------------------
                                    R. L. Dennis